Exhibit 3.1(a)(i)
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                          CERTIFICATE OF INCORPORATION

                                       OF

                         MONETARY MANAGEMENT CORPORATION

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW


                                    * * * * *


               WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

               FIRST:  The name of the corporation is

                         MONETARY MANAGEMENT CORPORATION

               SECOND:  The purposes for which it is formed are:

               To devise, install and operate financial, checking, correspondence, filing and other office and business systems for others; to advise and assist others in all matters relating to the management, financing and operations of their businesses; to manage and supervise, and to provide management and supervision for, all or part of any and every kind of business enterprise; and to do all such things and perform or supply all such services as are commonly done, performed or supplied by business management experts.






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               THIRD:  The office of the corporation is to be located in
     the City of New York, County of New York, State of New York.

               FOURTH: The aggregate number of shares which the corporation shall have authority to issue is twenty thousand (20,000) of the par value of One Dollar ($1.00) each.

               FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 277 Park Avenue, New York, New York 10017.

               SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 277 Park Avenue, New York, New York 10017.






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               IN WITNESS WHEREOF, we have made and signed this certificate this 25th day of September, A.D. 1979, and we affirm the statements contained therein as true under penalties of perjury.



                                   /s/ Patrick Cavanagh
                                   ----------------------------------------
                                   Patrick Cavanagh
                                   277 Park Avenue,
                                   New York, NY  10017




                                   /s/ Joseph Mirrione
                                   ----------------------------------------
                                   Joseph Mirrione
                                   277 Park Avenue,
                                   New York, NY  10017






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